EXHIBIT 10.16


                                 AMENDMENT NO. 3
                                       TO
                           LOAN AND SECURITY AGREEMENT



          Amendment No. 3 dated as of April 24, 2001 to Loan and Security Agreement originally dated as of December 28, 1999 among IEC ELECTRONICS CORP. ("IEC") and IEC ELECTRONICS-EDINBURG, TEXAS INC. ("IEC-Edinburg") and HSBC BANK USA, as Agent ("Agent") and HSBC BANK USA ("HSBC Bank") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as Lenders.

                                   BACKGROUND

         1. Debtor, Agent and Lenders entered into a Loan and Security Agreement dated as of December 28, 1999 and Amendment Nos. 1 and 2 thereto dated as of March 30, 2000 and December 1, 2000, respectively (together, the "Agreement"). On or about January 27, 2000, IEC-Edinburg merged into IEC leaving IEC as the sole Debtor under the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         2. Debtor has advised the Agent and the Lenders of its intention to close IEC's Texas operation, sell all of IEC's Texas facilities and repay the Term Loan to the extent of the net proceeds of such sale, and has requested that Agent and the Lenders amend certain financial covenants in the Agreement. In response to Debtor's request and subject to all of the terms and conditions set forth herein, the Agent and the Lenders are willing to make amendments to the Agreement as set forth below.

         NOW, THEREFORE, Debtor, the Agent and the Lenders for good and valuable consideration, receipt of which is hereby acknowledged, and in contemplation of the foregoing, hereby agree as follows:

          A. Conditions. The amendments contained herein shall be granted upon satisfaction of the following terms and conditions:

             1. Debtor shall have paid to Agent for the benefit of the Lenders an amendment fee of $31,250 in consideration of the agreements herein.

             2. Debtor shall have executed, and shall have caused IEC-Mexico and IEC-FSC to have executed, this Agreement, and four executed duplicate originals thereof shall have been delivered to Agent.

             3. There shall have occurred no material adverse change in Debtor's audited financial statements from the last statements delivered to Lenders.

             4. Receipt by Agent and the Lenders of satisfactory evidence of the approval by IEC's Board of Directors of a plan to terminate IEC's Texas operations by June 30, 2001; (ii) promptly thereafter close, and dispose of, IEC's Texas facilities and (iii) apply the net proceeds thereof to prepay installments of the Term Notes in inverse order of their maturity.






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          B. Amendments. Debtor and Secured Party agree that upon fulfillment of the conditions set forth in Section A above, the Agreement and the Schedule are amended in the following respects:

             1. Item 27 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

               '27.     Permitted Capital Expenditures (ss. 10.11)

                        Combined for IEC and Consolidated Subsidiaries:

                             Fiscal year ended September 2001: $6,000,000 Fiscal year ended September 2002: $6,500,000.'

             2. Item 30 (b) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

               '(b) Minimum Tangible Net Worth: Debtor shall maintain a consolidated Minimum Tangible Net Worth in the amounts set forth below for each fiscal month during the time periods set forth below:

                        Time Period(s)            Amount (000's omitted)

                        6/30/01  - 8/31/01             $23,700
                        9/30/01  - 11/30/01            $26,100
                        12/31/01 - 2/28/02             $26,100
                        3/31/02  - 5/31/02             x + $   300,
                        6/30/02  - 8/30/02             x + $   500,
                        9/30/02                        x + $   700.'

                          'x' means an amount equal to
                          Debtor's actual consolidated
                          Tangible Net Worth as of the end of
                          the Debtor's then most recently
                          completed fiscal year.'

             3. Item 30(c) of the Schedule to the Agreement is hereby deleted in its entirety as of the date hereof and replaced with the following new text:

               '(c) Maximum Debt to Tangible Net Worth: Debtor shall maintain a ratio ('Debt-to-Worth Ratio') of total consolidated liabilities (excluding the principal balance of any debt that is subordinated to the Indebtedness in a manner satisfactory to Agent) to consolidated Tangible Net Worth (as defined above) of






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                        no greater than the ratio set forth below for each
                        fiscal month during the time periods set forth below:

                        Time Period(s)                     Ratio

                        6/30/01 - 8/31/01                  2.35 to 1.0
                        9/30/01 - 11/30/01                 2.25 to 1.0
                        12/31/01 through 9/30/02
                        and monthly thereafter             2.00 to 1.0.'

             4. Item 30(e) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

                '(e) Minimum Cash Flow Coverage Ratio: Debtor shall maintain a ratio of consolidated Net Income Before Taxes less cash income taxes paid plus consolidated depreciation and amortization expenses for the fiscal year then ended to the amount of Debtor's non- financed consolidated capital expenditures for such fiscal year plus principal payments made on long-term debt for such fiscal year excluding the amount of any prepayments during such fiscal year resulting from the sale of assets, plus capitalized lease payments during such fiscal year as set forth below:

                       Ratio                              Date

                       1.50 to 1.0                        9/30/02'

          C. Reaffirmations.

             1. The Agreement, except as specifically modified hereby, shall remain in full force and effect and Debtor hereby reaffirms the Agreement, as modified by this Amendment, and all collateral and other documents executed and delivered to Agent and the Lenders in connection with the Agreement.

             2. IEC Electronicos, S. de R.L. de C.V. and IEC Electronics Foreign Sales Corporation, by their execution hereof, reaffirm the execution and delivery of their respective Guaranties dated December 28, 1999 and each agrees that its respective guaranty shall continue in full force and effect and shall be applicable to all indebtedness, obligations and liabilities of Debtor to Agent and the Lenders, including without limitation, all indebtedness evidenced by or arising under the Agreement, as modified by this Amendment.





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          D. Other Provisions.

             1. Debtor agrees to pay on demand by Agent all expenses of Agent, including without limitation, fees and disbursements of counsel for Agent, in connection with the transactions contemplated by this Amendment, the negotiations for and preparation of this Amendment and any other documents related hereto, and the enforcement of the rights of Agent and the Lenders under the Agreement as amended by this Amendment.

             2. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of law.

             Agreed to as of the date first set forth above.


IEC ELECTRONICS CORP.                        HSBC BANK USA, as Agent
as Debtor and Guarantor


By:________________________________          By:__________________________
   Richard L. Weiss, Vice President                 Douglas D. Smith
   and Chief Financial Officer                    Vice President (6964)


GENERAL ELECTRIC CAPITAL                     HSBC BANK USA, as a Lender
CORPORATION, as a Lender

By:______________________________            By:__________________________
Name:____________________________                   Douglas D. Smith
     Duly Authorized Signatory                    Vice President (6964)




CONSENTED TO AND AGREED AS OF THIS 24TH DAY OF APRIL, 2001.


IEC ELECTRONICOS, S. de R.L. de C.V.         IEC ELECTRONICS FOREIGN SALES
 as Guarantor                                CORPORATION, as Guarantor

By:________________________________          By:________________________________
      Lawrence W. Swol, Chairman                Richard L. Weiss, Vice President
                                                  and Chief Financial Officer


BFLO Doc # 1089117.3







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